Exhibit T3A-27.

                               STATE OF CALIFORNIA
                               SECRETARY OF STATE

         I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

         That the attached transcript of 4 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

         IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of Feb 26 2004.

                                                /s/ Kevin Shelley
                                                --------------------------------
                                                Secretary of State

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

                                                                 Exhibit T3A-27.

                            ARTICLES OF INCORPORATION
                                       OF
                          IMPERIAL POWER SERVICES, INC.

FIRST: The name of the corporation is Imperial Power Services, Inc.

SECOND: The purpose of the corporation is to engage in any lawful activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in the State of California of the corporation's initial agent for service of process are David L. Parkinson, 3211 Fifth Avenue, San Diego, California.

FOURTH: The total number of shares which the corporation is authorized to issue is 10,000 all of the same class, designated "Common Stock".

                  This Article Fourth can be amended only with the vote or written consent of the holders of sixty (60) per cent of the outstanding shares.

FIFTH: a. The number of Directors of the corporation is three (3).

       b. The names and addresses of the persons who are appointed as first Directors are:

       Name                                      ADDRESS
David L. Parkinson                       14946 Rancho Antiguo
                                         Del Mar, California 92014

William R. Eldredge                      2163 Blackmore Court
                                         San Diego, California 92109

Willard E. Johnson                       1341 Plum Street
                                         San Diego, California  92106

                                                /s/ David L. Parkinson
                                                -------------------------------
                                                David L. Parkinson

                                                                 Exhibit T3A-27.

                                                /s/ William R. Eldredge
                                                --------------------------------
                                                William R. Eldredge

                                                /s/ Willard E. Johnson
                                                --------------------------------
                                                Willard E. Johnson

STATE OF CALIFORNIA)
                   )     ss.

COUNTY OF SAN DIEGO)

                  On this 11th day of December, before me, a Notary Public in and for said County and State, residing therein and duly commissioned and sworn, personally appeared DAVID L. PARKINSON, WILLIAM R. ELDREDGE, and WILLARD E. JOHNSON, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same.

                                                /s/ Margaret Warrena Wallace
                                                --------------------------------
                                                Margaret Warrena Wallace

                                                                 Exhibit T3A-27.

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       FOR
                          IMPERIAL POWER SERVICES, INC.

         FRANCIS L. ENOS and SHARON G. PROVINCE certify:

         1. That they are the President and the Secretary, respectively, of Imperial Power Services, Inc. a California corporation.

         2. That the Board of Directors approved an amendment to the Articles Of Incorporation stating that Article FIFTH is amended to read as follows:

                  "FIFTH:  a.       The number of Directors of the
                                    corporation is four (4).

                           b. The names and addresses of the persons who are appointed as first Directors are:

       Name                                 ADDRESS
David L. Parkinson                 14946 Rancho Antiguo
                                   Del Mar, California  92014

William R. Eldredge                2163 Blackmore Court
                                   San Diego, California  92109

Willard E. Johnson                 1341 Plum Street
                                   San Diego, California  92106

         3. The amendment herein set forth has been duly approved by written consent of the shareholders holding a majority of the outstanding shares. The Corporation has only one class of shares and the number of outstanding shares is 1,000.

                                                /s/ Francis L. Enos
                                                -------------------------------
                                                FRANCIS L. ENOS, PRESIDENT

                                                /s/ Sharon G. Province
                                                -------------------------------
                                                SHARON G. PROVINCE, SECRETARY

                                                                 Exhibit T3A-27.

                                 VERIFICATION


                  The undersigned, Francis L. Enos and Sharon C. Province the President and Secretary, respectively, of Imperial Power Services, Inc., each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own and her own knowledge.

                  Executed at San Diego, California on July 16. 1985.

                                                /s/ Francis L. Enos
                                                -------------------------------
                                                FRANCIS L. ENOS, PRESIDENT

                                                /s/ Sharon G. Province
                                                --------------------------------
                                                SHARON G. PROVINCE, SECRETARY

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

                                                                 Exhibit T3A-27.

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned certify
that

1. They are the president and asst. secretary, respectively, of IMPERIAL POWER SERVICES, INC., a California corporation.

2. Article one of the Articles of Incorporation of this corporation is amended to read as follows:

         First: The name of the Corporation is COVANTA IMPERIAL POWER SERVICES, INC.

3 The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
         Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: March 12, 2001

                                    /s/ Paul Clements
                                    --------------------------------------
                                    Paul Clements, President

                                    /s/ Patricia Collins
                                    --------------------------------------
                                    Patricia Collins, Assist. Secretary

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